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                                                   Contact:
                                                   James H. Price
                                                   Vice President-Finance
                                                   (713) 658-9444



May 20, 1997



                SOUTHERN MINERAL REPORTS ADDITIONAL BIG ESCAMBIA
                             CREEK FIELD ACQUISITION



         HOUSTON-- Southern Mineral Corporation (NASDAQ:SMIN) today announced the acquisition of an additional interest in the Big Escambia Creek Field for consideration of $10,640,000. The acquisition includes interests in fourteen wells in the field located in Escambia County, Alabama. This acquisition, along with a smaller acquisition announced in April, brings the Company's estimated proved reserves in the Big Escambia Creek Field to 3.6 billion cubic feet of gas, 1,695,000 barrels of condensate and natural gas liquids and 134,000 long-tons of sulfur. The field is operated by Exxon Company, U.S.A.

         Southern Mineral Corporation is an oil and gas acquisition, exploration and production company that owns interests in oil and gas properties located along the Gulf Coast and in Canada. The Company is listed on the NASDAQ SmallCap Market under the symbol SMIN.